Exhibit 10.7
INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Subordination Agreement”) is made as of the 27th day of June, 2012 by and between PNC BANK, NATIONAL ASSOCIATION, as Agent for Lenders (the "Bank”) and CD Financial, LLC, a Florida limited liability company having its principal place of business at 3299 NW Second Avenue, Boca Raton, Florida 33431 (the “Junior Creditor”), and is acknowledged by Integrated BioPharma, Inc., a Delaware corporation, InB:Manhattan Drug Company, Inc., a New York corporation, AgroLabs, Inc., a New Jersey corporation, IHT Health Products, Inc., a Delaware corporation, Vitamin Factory, Inc., a Delaware corporation, and IHT Properties Corp., a Delaware corporation (collectively, the “Borrower”).

WHEREAS, Junior Creditor has extended credit to Integrated BioPharma, Inc. under the Subordinated Loan Documentation, as such term is defined in the Loan Agreement (as hereinafter defined), and in conjunction therewith have obtained a security interest in and lien on all of the assets of the Borrower; and

WHEREAS, the Bank and the Lenders are entering into that certain Revolving Credit, Term Loan and Security Agreement dated June 26, 2012 with the Borrower, under which Bank and other lenders have made, and may make revolving loans and advances, a term loan, or other financial accommodations to Borrower and in conjunction therewith the Bank as Agent for Lenders will obtain a security interest in and lien upon all of the assets of Borrower; and

WHEREAS, it is a condition precedent to the Bank and other lenders extending financial accommodations to Borrower that the Junior Creditor enter into this Intercreditor and Subordination Agreement so as to set forth the priorities of their respective liens on the assets of Borrower and the indebtedness of Borrower to the Junior Creditor and the Bank.

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the loans, advances, discounts, renewals or extensions of credit now or hereafter made by the Bank to or for the account of the Borrower, the Junior Creditor and the Bank agree as follows:

1. The term “Subordinated Indebtedness” shall mean all indebtedness, obligations and liabilities of every nature of the Borrower and of Borrower’s subsidiaries to the Junior Creditor arising under the Subordinated Loan Documentation (including, but not limited to, the Subordinated Liquidity Note, the Subordinated Securities Note and the Subordinated Subsidiary Guarantee, as such terms are defined in the Loan Agreement), whether now existing or hereafter arising or incurred, absolute or contingent, direct or indirect, secured or unsecured, liquidated or unliquidated, due or not due, joint or several, and however arising, whether created directly or acquired by assignment or incurred by the Borrower as principal, maker, surety, endorser, guarantor or otherwise, together with all extensions, renewals or modifications thereof and any attorneys’ fees incurred in connection therewith.  The Junior Creditor represents and warrants that the Subordinated Indebtedness is the sum of $7,064,000 evidenced by the Subordinated Liquidity Note and the Subordinated Securities Note.  The Junior Creditor shall not amend or modify the Subordinated Liquidity Note and/or the Subordinated Securities Note without the prior written consent of the Bank.  The Junior Creditor covenants that it shall not enter into, or be the beneficiary of, any other arrangements or agreements regarding any additional Subordinated Indebtedness.  The term “Collateral” shall mean all real and personal property and other tangible and intangible and other assets of Borrower in which either the Junior Creditor or the Bank has a security interest or lien.  “Security Agreement” means the security agreement or other security instrument by the Borrower in favor of the Junior Creditor and the Bank.

2. The term "Senior Indebtedness" shall mean all Obligations (as such term is defined in the Loan Agreement) of every kind, nature and description of the Borrower to or with the Bank and/or the Lenders (as such term is defined in the Loan Agreement), or with an affiliate of the Bank or Lenders, whether or not arising out of or under that certain Revolving Credit, Term Loan and Security Agreement dated June 26, 2012 (as it has been, is being and may further be amended, modified, extended, supplemented, replaced or restated from time to time, the "Loan Agreement") by and among the Borrower, the Bank, the other Lenders, and the Bank as Agent for the Lenders, including, without limitation, principal, interest, charges, expenses, attorneys' fees, and whether secured or unsecured, direct or indirect, absolute or contingent, joint and/or several, due or to become due, liquidated or unliquidated, now existing or hereafter contracted (including, without limitation any participation or interest of the Bank, or any affiliate of the Bank in any obligation of the Borrower to others) acquired outright, conditionally or as collateral security from another, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof.

3. The Junior Creditor hereby subordinates, to the extent and in the manner set forth herein, all Subordinated Indebtedness howsoever evidenced and whether now existing or hereafter incurred to all Senior Indebtedness until all the Senior Indebtedness (other than the Remaining Obligations) shall be fully paid and satisfied.  The Junior Creditor and the Borrower covenant and agree that the Subordinated Indebtedness shall be junior in right of repayment or payment to the prior repayment in full of all Senior Indebtedness to the extent and in the manner set forth herein.  The Junior Creditor and the Borrower further covenant and agree that until all of the Senior Indebtedness (other than the Remaining Obligations) have been fully paid and satisfied, no payment of principal and/or interest on account of the Subordinated Indebtedness, or guaranty of any nature, shall be made or given, by or on behalf of the Borrower, nor be demanded, accepted, received or applied by the Junior Creditors for or on account of the Subordinated Indebtedness except (A) when (i) no Default and/or Event of Default has occurred and is continuing prior to and after making such payment, (ii) the Borrower provides to the Bank evidence that the Borrower is and will be in pro forma compliance with the Fixed Charge Coverage Ratio (as of the then most recently completed fiscal quarter) set forth in Section 6.5 of the Loan Agreement prior to and immediately after making such payment, and (iii) the Borrower provides to the Bank evidence that the Borrower has and will have Undrawn Availability of not less than $1,000,000 prior to and after making such payment, then the Borrower may pay and the Junior Creditor shall have the right to receive cash interest and any and all accrued and unpaid interest, except to the extent that Borrower is otherwise limited or restricted from making such payments under the Loan Agreement and (B) the Borrower may pay and the Junior Creditor shall have the right to receive payments of principal solely with regard to the Subordinated Liquidity Note upon (i) the repayment or prepayment of the principal amount of the Term Loan in an amount of not less than $1,000,000, (ii) receipt and satisfactory review by the Bank of the Borrower’s annual financial statements deliverable pursuant to Section 9.7 of the Loan Agreement for the fiscal year ending June 30, 2013 which shall reflect, among other things, a calculation of EBITDA of the Borrower of not less than $1,500,000 for such fiscal period, (iii) receipt by the Bank of evidence that no Default and/or Event of Default shall have occurred and be continuing at such time, (iv) receipt by the Bank of evidence that the Borrower has an Undrawn Availability of not less than $1,750,000 prior to and immediately after giving effect to any such payment of principal with regard to the Subordinated Liquidity Note, and (v) receipt by the Bank of evidence that the aggregate amount of any such payment of principal with regard to the Subordinated Liquidity Note, in full or in part, does not exceed an amount equal to fifty percent (50%) of Excess Cash Flow of the Borrower for such fiscal year.

4. Notwithstanding the terms of any Security Agreement heretofore or hereafter entered into between the Junior Creditor or the Bank, and the Borrower, or the date of the filing of any financing statements heretofore or hereafter filed by the Junior Creditor or the Bank against Borrower, or any other action by the Junior Creditor or the Bank with regard to perfection of a security interest or lien, any security interest, lien, claim or right now or hereafter asserted by the Junior Creditor with respect to the Collateral shall be subject, junior and subordinate in all respects to the security interest, lien, claim or right now or hereafter asserted by the Bank with respect thereto.  As between the Bank and the Junior Creditor, the first priority of the Bank’s security interest in the Collateral shall not be affected by any failure to perfect any security interest or any lapse in perfection thereof.

5. The Junior Creditor covenants to the Bank that the Subordinated Indebtedness now existing or hereafter arising shall not be assigned to any other person, firm or corporation unless said person, firm or corporation executes a subordination agreement substantially in the form of this Subordination Agreement.

6. The Junior Creditor covenants to the Bank to not take any action which interferes with the Bank’s exercise of its superior security interest in, or lien on, the Collateral.   The Junior Creditor hereby waives any right to challenge the actions of the Bank in liquidating the Collateral whether such challenge is in the form of attacking manner of liquidation, timing of liquidation or otherwise.  The Junior Creditor and the Bank waive their right to require a marshalling of assets.

7. So long as any Senior Indebtedness shall remain unpaid, the Junior Creditor shall forthwith deliver to the Bank any payment or collateral security or the proceeds thereof received by the Junior Creditor in violation of the terms of this Subordination Agreement, in precisely the form received (except for endorsement by the appropriate Junior Creditor) for application on account of the Senior Indebtedness and, until so delivered, the same shall be held in trust by the Junior Creditor as the property of the Bank.

8. In order to carry out the terms and the intent of this Subordination Agreement more effectively, the Junior Creditor and Bank agree to do all reasonable acts and execute all further instruments reasonably necessary or convenient to preserve for the Bank and the Junior Creditor the benefit of this Subordination Agreement.

9. The Junior Creditor agrees that this Subordination Agreement shall constitute a continuing agreement of subordination and no action which the Bank, any other Lender or the Borrower may take or refrain from taking with respect to the Senior Indebtedness, or any note or notes representing the same, or any collateral therefor, including a waiver or release thereof, or any agreement or agreements in connection therewith, shall affect this Subordination Agreement or the obligations of the Junior Creditor hereunder until the complete repayment and satisfaction of the Senior Indebtedness (other than the Remaining Obligations).

10. No waiver shall be deemed to be made by the Bank of any of its rights hereunder unless the same shall be in writing and any waiver granted by the Bank shall be a waiver only with respect to the specific instance involved and it shall in no way impair the Bank’s rights or the Junior Creditor's obligations to the Bank in any other respect or at any other time.

11. The Junior Creditor agrees that the Junior Creditor shall take no steps, directly or indirectly, to enforce or seek to enforce any of its rights with respect to the Subordinated Indebtedness or any collateral security therefor, nor shall the Junior Creditor directly or indirectly take any action that shall interfere in any nature whatsoever with the rights of the Bank with respect to the Bank’s senior interests, whether by virtue of this Subordination Agreement or otherwise, except that the Junior Creditor shall have the right to take action or institute proceedings with respect to the Subordinated Indebtedness or any collateral security at any time after one hundred fifty (150) days (the “Standstill Period”) after the receipt by Bank of a notice from the Junior Creditor setting forth an event of default under the Subordinated Loan Documentation, provided that as of the expiration of the Standstill Period (such date being referred to as the “Collateral Enforcement Date”), such event of default remains uncured and is continuing; and so long as the Senior Indebtedness remains outstanding, the Junior Creditor agrees that any proceeds which it receives with respect to any collateral security shall be held by the Junior Creditor in trust for the Bank, and shall be promptly remitted to the Bank for application to the Senior Indebtedness, and in the event that the Bank institutes any action or proceedings with respect to any collateral security after the commencement by the Junior Creditor of any action or proceeding against the collateral security, the Junior Creditor shall desist from such enforcement efforts against such collateral security promptly upon being advised in writing by the Bank of the commencement of foreclosure or other enforcement efforts by the Bank against such collateral security..

12. The Junior Creditor and the Borrower agree to make proper notations in their respective books, records or other statements which evidence or record any Subordinated Indebtedness, specifically indicating that the Subordinated Indebtedness is subject to this Agreement.

13. The Bank and the Junior Creditor (each a “Secured Creditor”) shall (a) give the other written notice of: (i) sending any written notice to the Borrower of an event of default of the Subordinated Indebtedness or Senior Indebtedness, as applicable, which has not been waived or cured; (ii) any demand of payment of any of the Subordinated Indebtedness or the Senior Indebtedness, as applicable, (iii) any commencement of a foreclosure or other lien enforcement proceeding by the Junior Creditor or the Bank against the Borrower or any collateral security, in each case concurrently with the sending of such notice to the Borrower, and (iv) provide to the other Secured Creditor a copy of any written notice received by such Secured Creditor from a landlord or other third party of a default by Borrower under any lease or other agreement of the Borrower with such third party promptly after the receipt thereof by such Secured Creditor; provided that the failure of either Secured Creditor to send any such notices or provide such copy, as the case may be, shall not create a cause of action against such Secured Creditor or create any claim against it or effect the relative rights, duties or priorities established by this Subordination Agreement.  The failure by either Secured Creditor to send a copy of any such notice to the other shall not affect the validity of such notice as against Borrower. Borrower hereby authorizes and consents to each Secured Creditor sending to the other such notices or any other information with respect thereto.

14. All notices, requests and other communications pursuant to this Subordination Agreement shall be in writing, either by letter (delivered by hand or sent certified mail, return receipt requested) or facsimile (sending confirmed) or by overnight delivery addressed to the Bank at PNC Business Credit, 340 Madison Avenue, 11th Floor, New York, New York  10173, Attention: Brian Conway, Vice President, or to Borrower at its principal place of business as described in the Loan Agreement, Attention: Chief Executive Officer and Chief Financial Officer, or to the Junior Creditor, Attention: William H. Milmoe at its address stated above, or such other address as any party may give notice to the others as herein provided.  Any notice, request or communication hereunder shall be deemed to have been given two days after being deposited in the mails, postage prepaid, or in the case of hand delivery, when delivered, or in the case of overnight delivery, the next Business Day, or in the case of telegraphic notice, upon delivery to the telegraph company, addressed as aforesaid except where otherwise provided in Subordination Agreement, provided, however, that notice of a change of address, as hereinabove provided, shall be deemed to have been given only when actually received by the party to which it is addressed.

15. This Subordination Agreement is solely for the benefit of the Bank, the Lenders and the Junior Creditor and their respective successors, designees or assigns.

16. All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Loan Agreement.

17. THE BANK, JUNIOR CREDITOR AND THE BORROWER EXPRESSLY WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBORDINATION AGREEMENT OR THE ACTIONS OF THE BANK OR THE JUNIOR CREDITOR IN THE ENFORCEMENT HEREOF.  THIS WAIVER IS MADE KNOWINGLY AND IN CONSIDERATION OF THE LOANS BEING MADE BY THE BANK TO THE BORROWER.

18. THIS SUBORDINATION AGREEMENT HAS BEEN EXECUTED AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK IN CONNECTION WITH THE MATTER ARISING HEREUNDER.

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          IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed this 27th  day of June, 2012.

CD FINANCIAL, LLC
As holder of the Subordinated Liquidity Note and the
Subordinated Securities Note

By:	/s/ William H. Milmoe
Name: William H. Milmoe
Title: Manager

PNC BANK, NATIONAL ASSOCIATION

By:	/s Brian Conway
Name: BRIAN CONWAY
Title: Vice President

The Borrower acknowledges and agrees to the terms of this Subordination Agreement on this 27th  day of June, 2012.

INTEGRATED BIOPHARMA.INC.

By:	/s/ E. Gerald Kay
Name: E. GERALD KAY
Title: President and Chief Executive Officer

InB:MANHATTAN DRUG COMPANY, INC.

By:	/s/ Riva Sheppard
Name: RIVA SHEPPARD
Title: President and Chief Executive Officer

AGROLABS, INC.

By:	/s/ Christina Kay
Name: CHRISTINA KAY
Title: President and Chief Executive Officer

IHT HEALTH PRODUCTS, INC.

By:	/s/ Christina Kay
Name: CHRISTINA KAY
Title: President and Chief Executive Officer

VITAMIN FACTORY, INC.

By:	/s/ E. Gerald Kay
Name: E. GERALD KAY
Title: President and Chief Executive Officer

IHT PROPERTIES CORP.

By:	/s/ Riva Sheppard
Name: RIVA SHEPPARD
Title: President and Chief Executive Officer